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                                                                    Exhibit 23.2


                      Consent of the Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Columbia/HCA Healthcare Corporation pertaining to the 1992 Stock and Incentive Plan and to the incorporation by reference therein of our report dated February 14, 1996, except Note 11, as to which the date is March 8, 1996, with respect to the consolidated financial statements incorporated by reference in its Annual Report (From 10-K) for the year ended December 31, 1995. We also consent to the incorporation by reference therein of our report dated March 28, 1996, with respect to the financial statement schedule included in the Annual Report (Form 10-K) of Columbia/HCA Healthcare Corporation for the year ended December 31, 1995.


                                      /s/ Ernst & Young LLP

                                      Ernst & Young LLP


Nashville, Tennessee
December 16, 1996